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                                                                      EXHIBIT 16

June 9, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE: PHARMAPRINT INC.
             COMMISSION FILE NO. 0-21141

Dear Sir or Madam:

         We were previously the principal accountant for PharmaPrint Inc. On May 12, 2000, our appointment as principal accountant was terminated. We have read PharmaPrint Inc.'s statements, included under Item 4 of its Form 8-K/A dated June 9, 2000, and agree with such statements.


Very truly yours,


/s/ Arthur Andersen LLP
--------------------------
    Arthur Andersen LLP